MALKEWICZ HUENI
                                                                      ASSOCIATES


October 8, 1997



Kruse Landa & Maycock, L.L.C.
Eighth Floor, Bank One Tower
50 West Broadway (300 South)
Salt Lake City, Utah 84101-2034

To Whom It May Concern:

We consent to the use of our report respecting Foreland Corporation's (the "Company"), properties and the discussion of such report as contained in the Company's annual report on Form 10-K for the year ended December 31, 1996, and to the incorporation by reference of such report as it is referred to in the Company's annual report to the Registration Statement on Form S-3.

Sincerely,

Malkewicz Hueni Associates, Inc.

/s/ Gregory B. Hueni

Gregory B. Hueni
Vice-President



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